EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127435) pertaining to the Entorian Technologies Inc. (formerly, Staktek Holdings, Inc) 2003 Stock Option Plan of our report dated March 13, 2008 with respect to the consolidated financial statements of Entorian Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

March 13, 2008